UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 1, 2015

EXTENDED STAY AMERICA, INC.

ESH HOSPITALITY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware Delaware	001-36190 001-36191	46-3140312 27-3559821
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11525 N. Community House Road, Suite 100

Charlotte, North Carolina 28277

(Address of Principal Executive Offices) (Zip Code)

(980) 345-1600

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On May 1, 2015, Extended Stay America, Inc. and its subsidiary, ESH Hospitality, Inc. (together, the “Company”), issued a press release announcing that ESH Hospitality, Inc. has priced a previously announced private offering of senior notes due 2025 in an aggregate principal amount of $500 million. The Notes will have an interest rate of 5.25% per annum and will be issued at a price equal to 100% of their face value. The Notes will mature on May 1, 2025. A copy of such press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

99.1	Press Release issued by the Company, dated May 1, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the Registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXTENDED STAY AMERICA, INC.

By:	/s/ John R. Dent
Name:	John R. Dent
Title:	General Counsel

ESH HOSPITALITY, INC.

By:	/s/ John R. Dent
Name:	John R. Dent
Title:	General Counsel

Date: May 1, 2015